Exhibit 10.41


                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT, entered into and effective as of this 12th day of April 2001, by and among RSI Systems, Inc. a corporation duly authorized and validly existing pursuant to the laws of the state of Minnesota (hereinafter "RSI"), King Research, L.L.C. (hereinafter "KING" or the "Company"), a limited liability company, duly authorized and validly existing pursuant to the laws of the state of Texas and the persons whose names are listed on the signature pages hereof as certain of the members, contractors or affiliates of the Company (such persons being hereinafter referred to collectively as the "Individuals").

                               W I T N E S S E T H

         WHEREAS, KING is, among other things, in the business of manufacturing (through independent third party contractors) and selling certain Products consisting of peripheral equipment related to video conferencing units (the "Business"); and

         WHEREAS, KING owns certain assets which have been used by KING in conducting its Business; and

         WHEREAS, KING desires to sell all Intellectual Property, Proprietary Rights, Inventions, Proprietary Information and Confidential Information used in connection with its Business to RSI and RSI desires to purchase such assets from KING; and

         WHEREAS, the Individuals have been actively engaged in the Business of KING related to the development, use and exploitation of the Intellectual Property, Proprietary Rights and Proprietary Information, either as employers, consultants, independent contractors, members or affiliates of KING; and

         WHEREAS, KING and the Individuals desire to enter into certain agreements as provided herein in connection with the sale of such assets by KING to RSI; and

         WHEREAS, RSI intends to utilize the Intellectual Property, Proprietary Rights, Inventions, Proprietary Information and Confidential Information purchased from KING to operate and expand its business to include a portion of the Business previously conducted by KING.

         NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Parties hereto, the Parties agree as follows:

                                    ARTICLE 1
                            DEFINITIONS AND SCHEDULES

1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise requires:

         (a) "AFFILIATE" of any party means any other entity that, directly or indirectly, controls, is under common control with or is controlled by that party. For purposes of this definition and this agreement, "CONTROL" (including, with correlative meaning, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities or by contract or otherwise.

         (b) BUSINESS means KING's Business of manufacturing marketing and selling Automatic Line Routing Switch ("ALRS") products and services under its own name, trademarks, its suppliers' names or trademarks or otherwise.

         (c) BUSINESS RECORDS means all customer and supplier lists, price lists and manuals and each and every other document related to KING's Business.

         (d) CLAIM means any legal action, suit, arbitration, grievance, governmental investigation or legal or administrative proceeding.

         (e) CLOSING means the completion of the transaction of purchase and sale contemplated by this Agreement.

         (f) CLOSING DATE means the date of the Closing.

         (g) CODE means the Internal Revenue Code of 1986, as amended.

         (h) CONTRACTS AND OTHER AGREEMENTS means all executory contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses, commitments or other legally binding arrangements.

         (i) "CUSTOMER" OR "CLIENT" means any Person who currently is, a customer of RSI, or who at any time following the effective date hereof becomes a customer of RSI and those customers or clients of KING set forth on Schedule 3.

         (J) DEFAULTING PARTY means any Party who defaults in complying with any of its agreements, covenants and obligations provided for in this Agreement.

         (k) DOCUMENT OR OTHER PAPERS means any document, agreement, instrument, certificate, notice, consent, affidavit, letter, telegram, telex, statement, schedule in paper, electronic and/or magnetic form (including any Schedule to this Agreement), or exhibit (including any Exhibit to this Agreement).


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


         (l) EARNINGS, for the purposes of this Agreement "Earnings" for a particular period shall mean the net pre-tax (federal) income calculated pursuant to GAAP for such period.

         (m) GAAP means generally accepted accounting principles, as in effect from time to time in the United States consistently applied.

         (n) GOVERNMENTAL OR REGULATORY BOARD means any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision.

         (o) INDEMNIFIED PARTIES shall mean RSI and its officers, directors, shareholders, employees and Affiliates.

         (p) INTELLECTUAL PROPERTY OR INTELLECTUAL PROPERTY RIGHTS means, collectively, all of the following worldwide intangible legal rights pertaining directly and primarily to the Products, including those existing or acquired by ownership, license (but only to the extent such license is the effective equivalent of ownership) or other legal operation, whether or not filed, perfected, registered or recorded, existing as of the Closing Date in or to: (i) all patents, patent applications, patent disclosures and related patent rights, including any and all continuations, divisions, reissues, reexaminations, or extensions thereof which have been filed, issued or acquired by KING as of the Closing Date, and all inventions conceived of or reduced to practice as of the Closing Date (the "PATENT RIGHTS"); (ii) all copyrights, whether or not registered, owned by KING as of the Closing Date, including all registrations and applications therefore, and all moral rights relating thereto (the "COPYRIGHT RIGHTS"); (iii) all trademarks, trade names and service marks, whether or not registered, including all registrations and applications therefore (the "TRADEMARK RIGHTS"); (iv) all trade secrets and know-how; (v) all technology and other intellectual and proprietary rights; (vi) all rights relating to the protection of the foregoing; and (vii) all rights to sue or make any claims for any past, present or future infringement, misappropriation or unauthorized use of the any of the foregoing rights and the right to all income, royalties, damages and other payments that are now or may hereafter become due or payable with respect to any of the foregoing rights, including damages for past, present or future infringement, misappropriate or unauthorized use thereof.

         (q) INVENTIONS means discoveries, concepts, and ideas, whether patentable or copyrightable or not, including but not limited to improvements, know-how, data, processes, methods, formulae, and techniques, as well as improvements thereof or know-how related thereto, concerning any past, present or prospective activities of KING, which any person has made or may make, discover or conceive (whether or not during the period of his engagement or with the use of KING's facilities, materials or personnel), either solely or jointly with others during his engagement with KING or any affiliate and, if based on or related to the Intellectual Property, the Proprietary Information or the Products, at any time. KING warrants and represents that all Inventions are the sole property of KING, which, will be concurrently with the Closing assigned, sold and conveyed to RSI, and any such person who performed his duties with respect thereto did so without the payment by KING of any royalty or any consideration therefor other than the regular compensation paid to any such person in the capacity of an employee, consultant or independent contractor of KING.

         (r) JUDGMENTS means all judgments (whether or not final), orders, writs, injunctions, rulings, awards and decrees of any court, governmental authority or arbitration panel.

         (s) KNOWLEDGE means, with respect to any person, to the best knowledge of such person after due inquiry and investigation.

         (t) LAWS mean all laws, statutes, codes, rules, regulations and ordinances of any jurisdiction.

         (u) LIABILITIES means all liabilities, debts and obligations, whether direct or indirect, whether absolute, accrued, contingent or otherwise and whether due or to become due including ordinary trade accounts payable and bank indebtedness.

         (v) LIEN means any lien, pledge, license, mortgage, security interest, claim, lease, charge, condition, restriction, assessment, conditional sales agreement, title retention agreement, hypothecation, option, right of first refusal, preemptive right or any other encumbrance whatsoever, whether direct or indirect, contingent, accrued, absolute or otherwise.

         (w) OTHER AGREEMENTS means any other contract or document contemplated by this Agreement.

         (x) PARTIES means the parties to this Agreement and a Party means any one of them individually.

         (y) PERMITS means and includes all governmental permits, licenses, concessions, franchises, governmental authorizations and similar rights and privileges.

         (z) PERSON means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, syndicate, trust, unincorporated organization, business enterprise or other entity.

         (aa) PRODUCT OR PRODUCTS means all products and services offered for sale, license, or lease by KING that are currently owned or hereafter purchased, developed or otherwise offered for sale, license, or lease that relate in any manner or utilize any portion of the Intellectual Property, Proprietary Rights, Inventions, Proprietary Information and/or Confidential Information. Products shall include all Intellectual Property Rights related to any product or service. Currently KING offers the following two products:

                  (1) ACE
                  (2) DEUCE


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


         (bb) PROPERTY means all assets, properties and business, real, personal or mixed, tangible or intangible, moveable or immovable, including the goodwill of a Person.

         (cc) PROPRIETARY INFORMATION means any and all methods, inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature related to the Business of the KING disclosed to any person or otherwise made known to any such person as a consequence of or through such person's relationship or engagement by KING (including information originated by such person) in any technological area previously developed by KING or developed, engaged in, or researched, by KING during the term of such person's relationship or engagement with KING, including, but not limited to, trade secrets, processes, products, formulae, apparatus, techniques, know-how, marketing plans, data, improvements, strategies, forecasts, customer lists, and technical requirements of customers.

         (dd) PROPRIETARY RIGHTS means all patents, patent applications, patent licenses, trademarks, trademark registrations and applications therefor, service marks, service names, formulas, trade names, trade dress, right to use a name, copyrights, copyright registrations and applications therefor, advertising copy and related materials, trade secrets and any other Proprietary Rights or Intellectual Property Rights, whether domestic or foreign that relate to the Business or Product, including without limitation, all Proprietary Information.

         (ee) PURCHASE PRICE means the consideration set forth in Section 3.1 hereinbelow.

         (ff) RELATED PERSON means a spouse or relative or any person in which a spouse or relative has a controlling interest.

         (gg) SALE ASSETS means the assets of KING to be sold hereunder and as listed on Schedules 1 through 5, attached to this Agreement.

         (hh) TAXES means and includes all taxes, whether imposed by the United States or any foreign jurisdiction or any state, province, municipality, instrumentality or subdivision of the United States or any foreign jurisdiction or by any other taxing authority, including, without limitation, income, profits, real property, personal property, sales, use, transfer, purchase, franchise, ad valorem, added value, capital stock or surplus, occupation, excise, payroll, unemployment, disability, employees income withholding or social security taxes.

         (ii) TRADEMARKS means trademarks, service marks, service names, trade names and other Proprietary Rights.

         (jj) TRANSFER TAXES means any sales, use or other transfer taxes imposed in connection with the consummation of the transactions contemplated by this Agreement.

1.2 SCHEDULES. The following are the Schedules to this Agreement:


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


         --------------------------------------------------------------

          Schedule 1                     Contracts
         --------------------------------------------------------------

          Schedule 2                     Intellectual Property
         --------------------------------------------------------------

          Schedule 3                     Customer List
         --------------------------------------------------------------

          Schedule 4                     Product Specifications
         --------------------------------------------------------------

          Schedule 5                     URL and Domain Names
         --------------------------------------------------------------

                                    ARTICLE 2
                           PURCHASE AND SALE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

2.1 PURCHASE AND SALE OF CERTAIN ASSETS OF KING. Based upon the representations and warranties contained herein, and subject to the terms and conditions hereof, RSI agrees to purchase and acquire from KING, and KING agrees to sell, convey, transfer, assign, and deliver to RSI, or any subsidiary that RSI may form for the purpose of obtaining all rights and obligations hereunder, on or before April 10, 2001 ("the Closing Date"), the assets discussed hereinbelow and more particularly on Schedules 1 through 4, attached hereto as if fully set forth verbatim at length herein in consideration of the Purchase Price as outlined hereinbelow.

2.2 SALE AND ASSIGNMENT OF ASSETS. Subject to and on the terms and conditions set forth in this Agreement, RSI will purchase from KING and KING will sell, assign, convey, transfer and deliver to RSI the following assets (collectively the "SALE ASSETS"):

         (a) All the right, title and interest of KING in and to all software programs of KING pertaining directly and primarily to the Products, including those described in Schedules 2 and 4, and in and to all tools owned by KING to the extent that they pertain directly and primarily to the Products, including, but not limited to, all source codes, computer software programs, algorithms, specifications, encoding techniques, descriptions, layouts, diagrams, reports, test and other data and programs, and all related documentation and information, for the current versions of the Products including any software programs, including all source code, object code, marketing rights, patents, patent rights, patent applications, copyrights, copyright registrations, copyright applications, trademarks, trademark registrations, trademark applications, trade secrets, rights of priority, technology, know-how, inventions, moral rights, vendors lists, Confidential and Proprietary Information related thereto, including the right to secure renewals, reissuances and extensions of the foregoing, and all Derivative Works prepared by or on behalf of KING from any of the Products or software programs. As used in this Agreement, "DERIVATIVE WORK" includes any translation, adaptation, modification, extension, upgrade, improvement, compilation, abridgment or other form in which any of the Products or software programs may be recast, transformed or adapted. KING will also transfer to RSI, to the extent available, on an AS-IS basis, without warranty, all of the right, title and interest of KING in and to all prior versions of the Products and Software Programs, Tools and Derivative Works.

         (b) All right, title and interest of KING in and to all software code under development or in use by KING on the date of this Agreement to the extent such software code pertains directly and primarily to the Products (the "DEVELOPMENTS"). The Programs, the Tools and the Developments are collectively referred to herein as the "SOFTWARE PROGRAMS".

         (c) All Intellectual Property related to the Products or Software Programs.

         (d) All right, title and interest of KING in and to the following:

                  (i) All licenses, obligations, Contracts and Other Agreements or commitments of KING pertaining directly and primarily to the Products. To the extent that any license, obligation, contract or other agreement or commitment pertaining directly and primarily to the Products that has not been disclosed to RSI is discovered after the Closing, RSI will have the right to elect whether or not to have such license, contract or other agreement or commitment assigned to RSI for no additional consideration. The licenses, obligations, Contracts and Other Agreements and commitments to be assigned to RSI hereunder are referred to herein as the "CONTRACTS."

                  (ii) All end-user licenses and associated rights to "off-the-shelf" commercial software products used in connection with computer and data processing equipment included in the Tangible Assets

                  (iii) All domain names, URLs, web site contents, and telephone numbers, including all rights thereto, whether or not registered, filed, reserved or applied for, owned by KING or to which KING has any rights pertaining directly and primarily to the Products. Each such domain name, URL, web site content, and telephone number currently existing, registered or reserved, is set forth in Schedule 5.

         (e) Accurate and complete copies of KING's books and records, or any part thereof, pertaining directly and primarily to the sale of the Products, including but not limited to:

                  (i) marketing and sales information, pricing, marketing plans, business plans, financial and business projections;

                  (ii) correspondence, production records, employment records;

                  (iii) contracts with vendors, distributors, resellers, customers and other parties; and

                  (iv) any confidential information, which has been reduced to writing, and other, files and records (the "BUSINESS RECORDS").


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


         (f) The right to enforce confidentiality, non-disclosure, employee invention and other proprietary rights agreements between KING and third parties, employees, consultants and contractors with respect to the Software Programs, Proprietary Information, Confidential Information, Proprietary Rights, and the Intellectual Property Rights.

2.3 EXCLUDED ASSETS. Those assets of KING related to its Business and not listed in Schedules 1 through 5 will be retained by KING, will not be included in the term "Sale Assets" and will not be sold and transferred to RSI (the "EXCLUDED ASSETS").

2.4 CONVEYANCE OF ASSETS. From and after the Closing, KING will not retain any further right in or to the Sale Assets. KING hereby represents to Buyer that it owns, and it will convey to Buyer at the Closing, the Sale Assets free and clear of any and all restrictions, and free and clear of any and all liabilities, obligations, liens or encumbrances.


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


2.5 CONTRACTS; TANGIBLE ASSETS.

         (a) Schedule 1 includes a true and complete list and summary of all licenses, instruments, obligations, contracts and other agreements or commitments of KING pertaining directly and primarily to the Products or any of the Sale Assets, including all licenses, instruments, obligations, contracts and other agreements or commitments whereby KING has acquired ownership or license rights to software code or Intellectual Property Rights used or to be used in any Software Programs or the development thereof or has granted to third parties any license rights to any Software Programs, any Sale Assets or any Intellectual Property Rights. KING has provided to RSI true and complete copies of such licenses, instruments, obligations, contracts and other agreements or commitments. All licenses, instruments, obligations, contracts and other agreements or commitments listed in Schedule 1: (i) are valid, binding, enforceable and in full force and effect except as to the effect, if any, of (A) applicable bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and (B) the effect of general principles of equity, including rules of law governing specific performance, injunctive relief and other equitable remedies and (ii) will continue to be so on identical terms to RSI's benefit immediately following the Closing and all consents or permissions needed to assign any such license, sublicense, contract, agreement or permission has been obtained or will be obtained prior to the Closing, , KING is not (or, but for the passage of time, would not be) in breach of or default under any material term of any agreement, obligation, contracts or commitments with respect to the Products or the Sale Assets. No penalty or additional payment is required in connection with the sale, assignment or other transfer of any of the Sale Assets or other items to RSI pursuant to this Agreement.

         (b) KING and the Individuals acknowledge and agree that, at the closing hereunder, the company will sell, transfer and deliver to RSI for the consideration hereinafter provided, all of the Sale Assets. The assets of the Business so to be sold and delivered shall consist of all properties, tangible and intangible owned by KING reflected in the Schedules and Exhibits attached hereto. Such sale shall be made free and clear of all liabilities, obligations, liens and encumbrances.

                                    ARTICLE 3
                      PURCHASE PRICE AND METHOD OF PAYMENT

3.1 In consideration of the sale, transfer, conveyance, assignment and delivery of the Sale Assets by KING to RSI, in reliance upon the representations, warranties and covenants made herein by KING, RSI, and the Individuals in full consideration for the purchase of the Assets and KING's execution and delivery of this Agreement and the consummation of the transactions contemplated herein, In addition to assuming the Assumed Obligations, shall pay the Purchase Price at the time and in the amounts and manners specified in the paragraphs following immediately hereinbelow.

         The Parties hereto agree that the full and complete consideration of the entire Purchase Price of the Assets to be paid by RSI to KING in accordance herewith shall be paid as follows:


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


         A.       CASH

                  Two Hundred Thousand Dollars ($200,000) payable by attorney's trust account check or wire transfer at the option of RSI; and

         B.       WARRANTS

                  Warrants to Purchase a maximum of up to 1,000,000 shares of common stock of RSI, $0.01 par value per share at the Purchase price of seventy cents ($0.70) per share in the form of Exhibit "A" attached hereto, as set forth hereinbelow:.

                           (1) CONSIDERATION WARRANTS. By the execution hereof,
                  RSIS irrevocably agrees to grant, sell and convey unto KING warrants to purchase 750,000 shares of RSI's common stock, $0.01 par value per share at the exercise price of $0.70 per share (Warrants). All such Warrants shall be issued within ten
                  (10) days of the Closing Date. Once such Warrant is issued, it shall not be subject to cancellation for any reason whatsoever. All Warrants shall be identical in form and substance to the Warrant, attached hereto as Exhibit "A," with the exception of the number of shares and the date of issue.

                           (2) PERFORMANCE WARRANTS. RSI agrees to grant unto
                  KING fully-vested Warrants to purchase up to an additional 250,000 shares of RSI's common stock, $0.01 par value per share at the exercise price of $0.70 per share (Performance Warrants) at the rate of 1000 Performance Warrants for each $1000 in Product purchased from RSI and paid for by KING following the effective date of this Agreement through December 31, 2001. All Performance Warrants shall be issued within ten (10) days of the end of such period. Once any such Warrant is issued, it shall not be subject to cancellation for any reason whatsoever. All Performance Warrants shall be identical in form and substance to the Warrant, attached hereto as Exhibit "A" with the exception of the number of shares, the date of issue and the date of vesting. The total number of Performance Warrants granted hereunder shall equal the dollar amount of the purchase price for Product received by RSI from KING up to a maximum of $250,000. For example, if the purchase price for Product received by RSI from KING for the period ending December 31, 2001 is $230,000 the Performance Warrant to purchase 230,000 shares of common stock would be granted, issued and delivered to KING. The remaining number of shares for which Performance Warrants are not granted (in this example 20,000) (unearned Performance Warrants) shall expire without vesting and no longer be available hereunder. If the purchase price for Product received by RSI from KING for the period ending December 31, 2001 is $280,000 the Performance Warrant to purchase 250,000 shares of common


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


                  stock would be granted, issued and delivered to KING. The amount by which the purchase price for Product received by RSI from KING for the period ending December 31, 2001 exceeds $250,000 (in this example 50,000) shall not entitle KING to any Performance Warrants or any other compensation whatsoever.

The foregoing grant of Performance Warrants is independent of and in addition to the Consideration Warrant grant contained herein. If KING meets or exceeds the purchase requirement of $250,000 in Products on or before December 31, 2001, the total number of shares for which Warrants shall be granted pursuant to this paragraph 3.1B will be 1,000,000 shares. (750,000 Consideration Warrants plus 250,000 Performance Warrants)

3.2 NON-COMPETE, CONFIDENTIALITY, ASSIGNMENT OF INTELLECTUAL PROPERTY FEES. At Closing, RSI shall pay directly to each of the Individuals the sum of Twenty-five thousand dollars ($25,000) in consideration of each of the Non-compete, Confidentiality and Assignment agreements.

3.3 ASSUMPTION OF LIABILITIES. RSI will not assume or perform any liabilities or obligations of KING. Specifically, RSI shall not assume liability for, without limitation, any of the following obligations and liabilities of KING:

         (a) Any liability or obligation of KING or any of the Individuals for federal, state, local or other taxes, assessments or governmental charges incurred by or on account of the transactions contemplated by this Agreement including the exhibits hereto, or otherwise.

         (b) Any liability or obligation of KING for or in respect of any loan, account payable or indebtedness to or for the benefit of any Person.

         (c) Any liability or obligation of KING arising as a result of any legal or equitable proceeding (including costs, expenses and attorneys' fees in connection therewith) initiated at any time in respect of anything done, suffered to be done or omitted to be done on or prior to the Closing Date, relating to the Sale Assets, the Products, or the transactions contemplated hereunder,.

         (d) Any liability or obligation of KING, any of the Individuals or any affiliate thereof incurred in connection with the making or performance of this Agreement and the Other Agreements including all exhibits and schedules hereto and thereto;

         (e) Any obligation or liability of any of the Individuals, KING, any affiliate of KING, any of their directors, managers, shareholders, members, officers, agents or employees, or any creditors of any of the foregoing on account of any capital stock, membership units, or similar evidence of ownership issued by KING or their affiliates, or any dividends or distributions in respect thereof, or the application of any portion of the Purchase Price; or

         (f) Any trade or account payable of KING or any other liability related to the operation of the Business of KING.


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


3.4 EXPENSES. Except as otherwise specifically provided herein, KING, the Individuals and RSI will each bear its own respective legal, accounting, investment banking and other expenses incurred in connection with this Agreement, any actions taken prior to its execution and in contemplation thereof, and actions taken under this Agreement or in connection with the transactions contemplated hereby. Notwithstanding the foregoing, in the event of a breach of this Agreement, or any other document or instrument delivered in connection herewith, the nonbreaching party or parties shall be entitled to recover the costs of enforcing their rights hereunder, including reasonable attorneys' fees and costs.

                                    ARTICLE 4
                                     CLOSING

4.1 TIME AND PLACE. The Closing shall be held at the Law Offices of Albert B Greco, Jr., 16901 N. Dallas Parkway, Suite 230, Addison, Texas 75001, on April 12, 2001 at 9:00 a.m. CDT, or at such other time and place as the parties may agree upon in writing. At Closing, KING will execute and deliver to RSI, or its designee, a General Bill of Sale and Conveyance, an Assignment of certain intangibles and such other instruments of transfer and conveyance as are reasonably required to effectuate the transfers contemplated hereby. RSI, or its designee, shall cause to be delivered to KING, the Purchase Price in accordance with the provisions of Section 3.1. Each party will execute and deliver to the others such other agreements, certificates, opinions, assignments, consents and other documents as are required or specified in this Agreement or as may reasonably be requested by the other party to evidence compliance with the terms hereof. Simultaneously with such delivery, KING and the Individuals shall take all action as may be necessary to put RSI in possession and control of the Sale Assets, the Individuals shall execute and deliver the Non-compete, Confidentiality and Assignment Agreements to RSI, and RSI shall deliver the consideration for the Non-competition, Confidentiality and Assignment Agreements.

4.2 COVENANTS. KING, the Individuals and RSI hereby covenant with each other that they shall prepay all of their respective taxes due as indicated on their respective tax returns, and record the transactions contemplated hereby on their respective books and records. KING and RSI agree to file on a timely basis with their respective federal income tax returns such information required to be furnished to the Internal Revenue Service under the Code and any applicable regulations thereunder (including, without limitation, any such information required to be reported on an initial or any supplemental Form 8594, Asset Acquisition Statement)

                                    ARTICLE 5
                     CLOSING OBLIGATIONS; FURTHER ASSURANCES

5.1 Prior to or at the Closing, KING shall deliver or cause to be delivered to
RSI:

         (a) a bill of sale or bills of sale duly executed by KING, transferring all of KING's right, title and interest in, to and under the Sale Assets to RSI, free and clear of all Liens;


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


         (b) Uniform Commercial Code termination statements relating to any and all security interests, which affect the Sale Assets and which have not been released of record as of the Closing Date;

         (c) an assignment, or assignments, duly executed by KING and each of the Individuals transferring all of their right, title and interest in, to the Intellectual Property, Confidential Information, Proprietary Information, Proprietary Rights, Inventions, Trademarks, Copyright Rights and Patent Rights to RSI, free and clear of all Liens;

         (d) a written consent of the owners of all membership units of KING adopting and approving this Agreement.

         (e) a Non-competition, Confidentiality and Assignment Agreement from Mike Prell, Individually and Mike Prell d/b/a Dallas Computer Recovery in favor of RSI, duly executed by Mike Prell;

         (f) a Non-competition, Confidentiality and Assignment Agreement from Jeff Clem in favor of RSI, duly executed by Jeff Clem;

         (g) a Non-competition, Confidentiality and Assignment Agreement from Andrew Sears in favor of RSI, duly executed by Andrew Sears;

         (h) a Non-competition and confidentiality agreement from KING in favor of RSI, duly executed by KING;

         (i) the Business Records;

         (j) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance satisfactory to RSI's counsel, as shall be required to vest in RSI good and marketable title to the Sale Assets, free and clear of all Liens;

         (k) certified copies of the resolutions or similar documents of authority of the managers and members of KING approving the transactions contemplated by this Agreement;

         (l) certificates of good standing for KING (existence and tax) for each jurisdiction in which they are qualified to carry on business;

         (m) all other documents required to be delivered to RSI under the provisions of this Agreement.

5.2 At any time and from time to time after the Closing, at RSI's request and without further consideration, KING and the Individuals will promptly do, acknowledge, execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other actions as RSI or the Company may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to RSI, and to confirm RSI's title to, all of the Sale

Assets, to put RSI in actual possession and operating control thereof and to assist RSI in exercising all rights with respect thereto, and to confirm, acknowledge or enforce the non-compete and confidentiality agreements.

5.3 KING and RSI agree to cooperate in good faith with each other, and to use their commercially reasonable efforts, to minimize Transfer Taxes. Without limiting the generality of the preceding sentence:

         (a) (i) RSI shall execute and deliver to KING resale, exemption and similar certificates or other documentation necessary or appropriate under any applicable law to claim and/or evidence that all or any portion of the sale or transfer of the Sale Assets under this Agreement is exempt from or otherwise not subject to Transfer Taxes imposed under such applicable law; and

                  (ii) KING shall cooperate in good faith with RSI in order for RSI to effectively handle and contest any audit, examination, investigation or administrative, court or other proceeding relating to Transfer Taxes, if any.

         (b) (i) Ad Valorem and similar taxes relating to the Sale Assets or any portion thereof for any taxable period that includes the Closing shall be prorated between KING and RSI as of the Closing based upon such taxes imposed for such taxable period. As soon as the amount of such taxes is, from time to time, known for such taxable period that includes the Closing, KING and RSI shall compute the amount or amounts of such taxes for which each of KING and RSI is responsible and KING or RSI, as appropriate, shall make payment or payments to the other with the result that KING shall pay for such taxes attributable to the portion of such taxable period prior to the Closing and RSI shall pay for such taxes attributable to the portion of such taxable period from and after the Closing.

                  (ii) For purposes of calculating any proration required by section 5.3(b)(i),

                           (A) KING's pro rata portion shall be determined by multiplying the total amount of such taxes imposed for the entire taxable period that includes the Closing by a fraction the numerator of which is the number of days in that portion of the taxable period that includes the Closing Date which ends on the day before the Closing, and the denominator of which is the number of days in the entire taxable period that includes the Closing; and

                           (B) RSI's pro rata portion shall be determined by subtracting KING's pro rata portion (as determined in accordance with subsection (A) of this sentence) from the total amount of such taxes imposed for the entire taxable period that includes the Closing.

                           (C) If a party hereto shall fail to pay on a timely basis any amount such party is responsible for under this section 5.3, the other party may pay such amount to the appropriate governmental authority or authorities or other appropriate third party or parties, and the party responsible for payment of such amount shall promptly reimburse the other party for such amount so paid.

5.4 All actions contemplated by this Agreement to occur at Closing are deemed to occur contemporaneously and none of such actions shall be deemed to occur if any other of such actions does not occur at Closing, unless the parties otherwise agree in writing.

                                    ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES BY KING AND
                             EACH OF THE INDIVIDUALS

6.1 REPRESENTATIONS AND WARRANTIES. KING and each of the Individuals represent and warrant to RSI and its shareholders that the Sale Assets listed on Schedules 1 through 6 hereto are owned beneficially and of record by KING, free and clear of any lien or other encumbrance. Additionally, KING and the Individuals jointly and severally represent and warrant to RSI and its shareholders (and acknowledge that RSI and its shareholders are relying on such representations and warranties in entering into this Agreement and completing the transactions contemplated hereby) as follows:

6.2      CORPORATE STATUS.

         (a) KING is a limited liability company duly organized, validly existing and in good standing under the laws of the state of Texas, and is qualified and in good standing in any County, State or Province in which it is required to be so qualified, and has all necessary power and authority to carry on its Business as now conducted and to own or lease and operate its properties, and to execute, deliver and perform its obligations hereunder. KING shall and will take all action necessary to properly authorize and execute this Agreement. KING does not own or control, directly or indirectly, any other corporation, partnership, association or business organization of any kind.

         (b) KING is duly qualified to do business in all jurisdictions in which the nature of its Business or the ownership or leasing of property requires such qualification in order to avoid any material disadvantage or liability.

         (c) KING has all requisite power and authority and is entitled to carry on its Business as now being conducted and to own, lease and operate its properties as and in the places where such businesses are now conducted and such properties are now owned, leased and operated; and

         (d) KING is duly qualified or licensed to do business and is in good standing as a foreign corporation in the jurisdictions where the nature of the activities conducted by it or the character of the properties owned, leased or operated by it require such qualification or licensing.

6.3 OPERATION OF BUSINESS. The Business has been conducted only through KING and not through any other Vendor, direct or indirect Affiliate of KING or through any other Person. The Sale Assets are all related to the conduct of the Business.

6.4 EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT AND OTHER AGREEMENTS; AUTHORITY; CONSENTS.

         (a) AUTHORITY FOR AGREEMENT. This Agreement constitutes the valid and legally binding obligation of KING and each of the Individuals. KING's execution and delivery of this Agreement and its consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of its managers, directors and members, and will not conflict with or result in any violation of or default with respect to any mortgage, indenture, lease, agreement or other instrument affecting the Assets, or to which KING or any of its affiliates is a party, or by which KING or any of the Individuals are bound. No consent, approval, order or authorization of, or registration, declaration or filing with, any Person or entity, including but not limited to the members of KING is required in connection with the execution of delivery of this Agreement or the consummation of the transactions contemplated hereby by KING or the Individuals.

         (b) Neither the execution, delivery or performance of this Agreement nor any of the Other Agreements will, with or without the giving of notice or the passage of time, or both, amend, conflict with, or result in the creation of any Lien pursuant to, any provision of any of the applicable articles of organization, by-laws, articles of association, operating agreement or similar governing document of KING, or resolutions its directors or members, or any contract to which KING is a party or by which its Property may be bound or affected or any Law or Judgment by which its Property may be bound or affected;

         (c) KING has the full right, power and authority to enter into this Agreement and the Other Agreements and to carry out the transactions contemplated hereby and thereby, including, without limitation, the power and authority to transfer the Sale Assets to RSI free and clear of all Liens;

         (d) All proceedings and actions required to be taken by KING to authorize the execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby have been properly taken and this Agreement and the Other Agreements constitute valid and binding obligations of KING and each of the Individuals (to the extent any of them are parties thereto), enforceable against each jointly and severally in accordance with their respective terms; and

         (e) No consent, authorization, order, or approval of, or filing or registration with, any governmental commission, board or other regulatory body or any party to any contract to which KING or any of the Individuals are a party or by which any of their properties may be bound or affected is required for or in connection with the execution and delivery of this Agreement and the Other Agreements by KING or the Individuals or the consummation of the transactions contemplated hereby or thereby.

6.5. LIENS AND TAXES.

         (a) NO TAX LIENS. At Closing, the Sale Assets are not and will not be encumbered by any Lien arising out of any unpaid Taxes.

         (b) NO GROUNDS TO ASSERT TAX LIENS. In connection with the Business and the Sale Assets, there are no grounds for the assertion or assessment of any Liens against the Sale Assets in respect of any Taxes.

6.6 NO LITIGATION. There is no Claim or any Judgment in progress, pending, in effect, or threatened, against or relating to any of the Sale Assets, which precludes KING or the Individuals from consummating the transactions contemplated by this Agreement or the Other Agreements. KING has not received any Claims or notices of Claims in respect of damage or injury to persons, property or business or financial interest. There are no claims or judicial or administrative actions, suits, judgments, proceedings or investigations pending or threatened against KING, which might result in any material adverse change in the financial condition of its business which might interfere with any part of the Business currently conducted by KING, or which question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement.

6.7 ABSENCE OF CHANGES OR EVENTS. Neither KING any of the Individuals, nor any affiliate, in the one year period immediately preceding the execution hereof, has:

         (a) Undergone any material adverse change in its business or financial condition, properties, assets, liabilities, business operations;

         (b) Suffered any damages, destruction or loss (insured or uninsured) materially and adversely affecting its ability to conduct its business or operations;

         (c) Merged or consolidated with or been acquired by any person, firm or corporation (or agreed to do so);

         (d) Suffered or permitted any material change in the manner of conducting KING's' Business;

         (e) Agreed to any waiver or settlement of any lawsuit or dispute directly or indirectly involving KING or its Property, including but not limited to the Sale Assets;

         (f) Incurred (or agreed to) any indebtedness or liability, contingent or otherwise, except current liabilities in the ordinary and usual course of KING's Business;

         (g) Directly or indirectly incurred any Liability that currently gives any Person the basis to file a Lien against any of the Sale Assets;

         (h) Transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property or Proprietary Rights or modified any existing rights with respect thereto;

         (i) Made any change in its selling, pricing, advertising or personnel practices of KINGS Business inconsistent with its past practices;

         (j) Directly or indirectly failed to keep its business organization intact or suffered any change, event, condition or development, financial or otherwise, which, in any case or in the aggregate, has had or may have a materially adverse affect on the Sale Assets;

         (k) Entered into material transaction or contract other than in the ordinary course of KING's Business;

         (l) Received any written notice of violation, notice of deficiency or administrative order issued pursuant to any Law; and

         (m) Entered into any contract or commitment to do any of the foregoing.

6.8 LITIGATION. There is no Claim or any Judgment in progress, pending, in effect, or threatened, against or relating to KING, any of its members, managers, employees, officers or directors in their capacity as such, any of the Individuals or the Sale Assets, which precludes KING or any of the Individuals from consummating the transactions contemplated by this Agreement or the Other Agreements. KING has not received any Claims or notices of Claims in respect of damage or injury to Persons, Property or business or financial interest. There are no claims or judicial or administrative actions, suits, judgments, proceedings or investigations pending or threatened against KING which might result in any material adverse change in the financial condition, properties, assets, business or operations of KING, or which might interfere with any part of the business currently conducted by KING, or which question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement.

6.9 TITLE TO AND LOCATION OF SALE ASSETS. KING has good and marketable title to the Sale Assets. The Sale Assets include all the Property, Intellectual Property, Proprietary Information, Confidential Information, Proprietary Rights, and Inventions owned or used by KING in the conduct of the Business. None of the Sale Assets owned by KING is subject to any Lien. Neither KING, any of the Individuals nor any member, officer or director of KING, nor any Person who is a Related Person or Affiliate to any of them owns any property that is used by or useful to KING in the conduct of the Business. Upon the transfer of the Sale Assets to RSI as provided herein, RSI shall have good and marketable title thereto, free and clear of all Liens, and there exist no restrictions on the use or transfer of any such Property. All of the tangible Sale Assets and any other tangible property that is used in the conduct of the Business are located at KING's principal place of business. Exclusively KING owns the legal and beneficial interests in the Assets.

         (a) Schedule 2 contains a complete and accurate list of KING's Patent Rights, whether filed, applied for or in preliminary stages of application, registered and unregistered, Copyright Rights and Trademark Rights pertaining directly and primarily to the Products. KING has provided RSI with copies of all such registrations and applications, both filed and yet to be filed and any licenses granted or received with respect thereto. KING is the sole and exclusive owner of or has the exclusive right to use pursuant to license, sublicense, agreement or other valid permission, of all Intellectual Property Rights necessary for the operation of the Business as presently conducted (the present conduct of the Business includes, without limitation, all Software Programs currently under development). KING owns and has good title to all of the Software Programs and all of the Intellectual Property Rights, free and clear of all liens, charges, claims or encumbrances (other than for taxes not yet due and payable).

         (b) The Sale Assets, together with the rights conveyed to RSI hereunder, include all assets, Intellectual Property, Proprietary Rights, Confidential Information, Inventions, and Proprietary Information necessary to enable RSI to continue to develop the Products and to manufacture (except that no manufacturing assets are included, other than Intellectual Property, Inventions, and Proprietary Rights), market, distribute, use, license and sell the Products, including all necessary Software Programs and Developments and to otherwise conduct the Business in the manner in which the Business is conducted by KING as of this date and as it is presently proposed to be conducted by RSI, and such Assets will be owned or available for use by RSI immediately following the Closing in the same manner and on the same terms and conditions enjoyed by KING prior to the Closing.

         (c) KING has taken all reasonable measures to protect the Intellectual Property and Proprietary Rights. KING has no knowledge of any infringement of any of the Intellectual Property or Proprietary Rights by any third party or any instance in which any such measures to protect any of the Intellectual Property or Proprietary Rights have not been taken or have failed in any material respect. There has not been any material loss, cancellation, termination or expiration of any such Intellectual Property or Proprietary Rights. All fees to maintain KING's registered rights, if any, in the Intellectual Property or Proprietary Rights that are due on or before the Closing Date, including registration, maintenance and prosecution fees, and all professional fees incurred in connection therewith, have been paid.

         (d) KING has delivered to RSI the standard form of agreement entered into by its present and past employees, consultants and independent contractors with respect to the Intellectual Property Rights, Proprietary Rights, Inventions, and protection of Confidential Information and Proprietary Information related to the Products and the Business. All present and past employees, consultants and independent contractors have entered into agreements in substantially such form. KING is not using in the conduct of the Business any Confidential Information, Proprietary Information or trade secrets of any former employer of any of its past or present employees, consultants or independent contractors.

         (e) The Business, as conducted by KING on the date hereof, does not, and the Business to be conducted by KING prior to the Closing will not, and the manufacture, marketing, licensing, sale or other use of the Intellectual Property, Proprietary Rights, Confidential Information, Inventions, Proprietary Information, Software Programs and all other Sale Assets, as they exist on the Closing Date, do not and will not, cause KING or RSI to infringe, violate or misappropriate any patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights or other intellectual property of any other person or entity. KING has not received any written or oral claim or notice of infringement or potential infringement of the intellectual property or proprietary rights of any other person or entity.

         (f) To KING's best knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of the Intellectual Property Rights, Proprietary Rights, Confidential Information, Inventions, or Proprietary Information. None of Intellectual Property Rights, Proprietary Rights, Confidential Information, Inventions, or Proprietary Information is registered in the name of anyone other than KING and no one other than KING has any interest therein or right thereto, including the right to royalty or other payments.

         (g) NO Contracts or other agreements of KING restrict KING's or RSI's ability to sell the Products in any jurisdiction or with respect to any market or industry.

         (h) KING is not obligated to pay any royalties or other payments or compensation to any third parties, employees, consultants, contractors, officers, directors, stockholders or others with respect to the Sale Assets Proprietary Information, Confidential Information, Inventions, Software Programs, Developments, Derivative Works, Proprietary Rights, or the Intellectual Property Rights.

         (i) KING has made a full, complete and accurate disclosure to RSI regarding the state of development of the Products, Developments and the Software Programs, including access to the database of all known bugs and deficiencies and their current status of resolution.

         (j) No governmental or third party funding, grants or resources were utilized in connection with designing, developing, or manufacturing the Products and Software Programs or the Developments or otherwise in conducting the Business of KING, and no governmental entity has any rights in or to any of the Sale Assets or the Intellectual Property Rights.

6.10 CONTRACTS. KING and the Individuals warrant and represent that no material agreement, written or oral, to which KING, the Individuals or their Affiliates are a party exists which directly or indirectly affects the Sale Assets, or the transactions contemplated hereunder. Neither of KING, the Individuals, nor any of their Affiliates is in default under any documents, contract, agreement or other commitment nor is there any basis for any claim of default in any material respect under any of the foregoing. Neither of KING, the Individuals, nor their Affiliates is a party to or bound by any contract or contracts that either separately or in aggregate are presently materially and adversely affecting their business, operations or financial condition.

         All of the Contracts to which KING or any of the Individuals is a party and which relate to the Business or Sale Assets are valid and binding, enforceable in accordance with their respective terms, and are in full force and effect.

         There is not under any such Contract, any term, requirement, any existing default, or event that precludes KING from consummating the transactions contemplated by this Agreement.

6.11 PROPRIETARY RIGHTS, ETC.

         (a) Schedules 1 through 5 contain a true, complete and correct list of all Intellectual Property Rights, Proprietary Rights, Confidential Information, Inventions, or Proprietary Information owned, licensed or used by KING; and

         (b) KING owns or possesses royalty-free licenses or other rights to use all Proprietary Rights and Proprietary Information where the same are being used, together with other items of intangible personal property, including but not limited to trade secrets of KING, to conduct the Business and all of such Proprietary Rights and other intangible personal property are validly assignable to RSI without the consent of any other party so that after the assignment thereof pursuant hereto, RSI will be entitled to the full benefits thereof; and

         (c) KING is not infringing upon any proprietary rights of any other Person, and there is no Claim or action by any such other Person pending or threatened, with respect thereto; and

         (d) No Trademarks have been registered with respect to the Intellectual Property Rights, Proprietary Rights, Confidential Information, Inventions, or Proprietary Information ; and

         (e) KING uses no trademarks other than the Trademarks set forth on
Schedule 2 in connection with the Business.

6.12 PRIOR SALES. KING and the Individuals warrant and represent that:

         (a) all goods sold by KING have been of merchantable quality; and

         (b) KING has not breached any express or implied warranty with respect to such goods sold.

6.13 BOOKS OF ACCOUNT. The books of account of KING relating to the Business are complete and correct in all material respects, have been compiled in accordance with GAAP and there have been no transactions involving the Business that should have been set forth thereon and that have not been accurately so set forth. All information and materials furnished by or on behalf of KING to RSI in connection with the review which it conducted prior to Closing were, at the time furnished, and continue to be accurate and complete in all material respects. All the books of account and records of KING are true, complete and correct, have been prepared in conformity with GAAP, correctly reflect valid transactions and values and present a true, complete correct statement, as of their respective date of KING's financial condition and Earnings.

6.14 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither any of the Individuals, KING, nor any of its members, managers, directors, officers, employees or agents, nor any other Person acting on behalf of any of them, has, directly or indirectly, within the past five (5) years:

         (a) given or agreed to give any material contribution, gift or similar benefit to or for the private use of or at the direction of any customer, client, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Business (or assist KING in connection with any actual or proposed transaction) which might subject KING to any damage or penalty in any civil, criminal or administrative litigation or proceeding in any jurisdiction;

         (b) established or maintained any unrecorded fund or asset for any purpose, or made any false or artificial entries on the books of account of KING for any reason; or

         (c) made any payments to any Person with the intention or understanding that any part of such payment was to be used for any other purpose than that described in the documents supporting the payment.

6.15 PRODUCT COMPLIANCE AND WARRANTIES.

         (a) KING is in compliance in all material respects with all federal and state regulations applicable to its business; and

         (b) KING holds all necessary and appropriate licenses with respect to the manufacture, marketing and sale of the Products; and

         (c) No product warranty, product defect or similar claim has been made against KING within the four (4) year period prior to the Closing Date; and

         (d) No Person (including without limitation government agencies) has any Claim against KING under any United States federal, state or local Law or any foreign Law applicable to KING's products, or to product warranties.

6.16 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against KING's financial statement tendered herewith, KING, as of the date indicated thereon, had no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due (including without limitation no liabilities for taxes in respect of or measured by the income of KING for any period prior to the date indicated thereon, or arising out of any transaction of KING entered into prior to such date or arising out of any state of facts existing prior to such date. The Individuals do not know and have no reasonable ground to know of any basis for the assertion against KING as of the date reflected on such financial statements, of any liability of any nature or in any amount not fully reflected or reserved against it in the aforesaid financial statements.

6.17 DISCLOSURE. No representation or warranty made by KING or any of the Individuals in this Agreement inclusive of all Schedules and Exhibits, the financial statements, and all certificates and documents furnished or to be furnished to RSI pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements made therein in light of the circumstances under which they were made, not misleading.

6.18 INSURANCE. All of the properties of KING of an insurable nature and of a character usually insured by companies carrying on similar businesses are insured in such amounts and against such losses or casualties as is usual in such companies. Such policies are in full force and the premiums thereon paid on a current basis.

6.19 TAX MATTERS. KING has correctly and timely filed all federal, state and local tax returns (whether related to income, payroll, sales, franchise or real or personal property) required by the law to be filed on or before the date of this Agreement, and KING has paid all taxes shown on such returns to be due and has paid all assessments received by it to the extent that such assessments have become due. No penalties or other charges are or will be due with respect to the later filing of any of such tax returns of KING. Each of such returns heretofore filed correctly and accurately reflects the amount of the respective tax liabilities of KING thereunder, and KING has not received any notice of deficiency or other claim of taxes due. KING has not received any notice of any federal, state or local audit or investigation of any of its tax returns or filings for the past seven fiscal years.

6.20 COMPLIANCE WITH LAWS. KING, the Individuals and all Affiliates have complied in all material respects with all laws, regulations and orders applicable to them, the transaction contemplated hereunder, and KING's business and have obtained all necessary approvals, consents, governmental permits or licenses required in order to conduct KING's business, and the present use of their properties, and the transactions contemplated hereunder; and the conduct of KING's business does not violate in any material respect any law, regulation, ordinance, or order. None of the permits or licenses held by KING will be adversely affected in any way or is cancelable by reason of this Agreement or the transactions. No notice or warning from any governmental authority with respect to any failure of KING to comply with any law, regulation or order has been issued or given, nor is any such notice or warning proposed or threatened so far as is known to KING.

6.21 LOCATION OF ASSETS. All of the Assets, including but not limited to inventory, as of the date hereof and until the Closing Date shall be located exclusively in Texas. KING has taken or will take all action required by it in order to insure full compliance with all laws of the State of Texas regarding the Sale of Assets contemplated hereby.

6.22 SOLVENCY. KING is solvent and neither intends or expects to file or seek relief under bankruptcy, insolvency, creditors' relief or similar laws following the consummation of the transactions contemplated hereby, KING will continue as a going concern and will operate its Business, other than the sale of the Products and otherwise, not in competition with RSI.

                                    ARTICLE 7
                      REPRESENTATIONS AND WARRANTIES BY RSI

         RSI hereby represents and warrants to KING as follows (and acknowledges that KING is relying on such representations and warranties in entering into this Agreement and completing the transactions contemplated hereby):

7.1 ORGANIZATION, STANDING AND QUALIFICATION. RSI:

         (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota; and

         (b) has all requisite corporate power and authority and is entitled to carry on its business as now being conducted by it and to own, lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated, and is duly qualified, licensed or domesticated as a foreign corporation authorized to do business in all states as is necessary for the operation of its business.

7.2 DUE EXECUTION, DELIVERY AND PERFORMANCE OF AGREEMENT; AUTHORITY. Neither the execution, delivery, nor performance of this Agreement or the Other Agreements will, with or without the giving of notice or the passage of time, or both, amend, conflict with, result in a default, right to accelerate, right to modify, or result in the creation of any Lien pursuant to, any provision of RSI's certificate or articles of incorporation, as the case may be, by-laws or resolutions of directors or shareholders, or any Contract to which RSI is a party or by which its Property may be bound or affected or any Law or Judgment by which it or its Property may be bound or affected. RSI has the full right, power and authority to enter into this Agreement and the Other Agreements and to carry out the transactions contemplated hereby and thereby. All proceedings and corporate actions required to be taken by RSI to authorize the execution, delivery and performance of this Agreement and the Other Agreements (to the extent that it is a party thereto) and the consummation of the transactions contemplated hereby and thereby have been properly taken and this Agreement and the Other Agreements constitute valid and binding obligations of RSI (to the extent that it is a party thereto), enforceable against it in accordance with their terms. No consent, authorization, order, or approval of, or filing or registration with, any governmental commission, board or other regulatory body or any party to any Contract to which RSI is a party or by which any of its properties may be bound or affected is required for or in connection with the execution and delivery of this Agreement and the Other Agreements by RSI or the consummation of the transactions contemplated hereby or thereby.

                                    ARTICLE 8
                                 INDEMNIFICATION

8.1 KING and the Individuals agree to indemnify and to hold RSI and its shareholders harmless in respect of, and shall reimburse the Indemnified Parties for:

         (a) any and all monetary loss, liability or damage suffered or incurred by any of the Indemnified Parties by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by KING or any of the Individuals contained in this Agreement, in any Other Agreement or in any certificate, document or instrument delivered to RSI pursuant to this Agreement or any Other Agreement;

         (b) any and all loss, liability or damage suffered or incurred by any of the Indemnified Parties in respect of or in connection with any Liabilities of KING;

         (c) any and all loss, liability or damage involuntarily suffered or incurred by any of the Indemnified Parties by reason of or in connection with any valid claim for finder's fee or brokerage or other commission arising by reason of any services rendered to or at the insistence of KING with respect to this Agreement or any of the transactions contemplated hereby; and

         (d) all liability respecting products manufactured or sold by or on behalf of KING, prior to the Closing;

         (e) any and all actions, suits, proceedings, claims, demands, assessments, Judgments, costs and expenses, including, without limitation, fines, penalties, and reasonable attorneys' fees and expenses, incidental to any of the foregoing.

8.2 Whenever any Party has an indemnification obligation hereunder arising from a third party claim, such Party shall be promptly notified about such claim and shall be given the opportunity to elect within ten (10) days following receipt of such notice to contest such claim, provided that such Party diligently contests such claim in good faith with counsel reasonably acceptable to the Party to whom the indemnification obligation is owed.

                                    ARTICLE 9
                       FURTHER REQUIREMENTS IN CONNECTION
                                WITH THE CLOSING

9.1 RSI and KING each agree to use their best efforts to being about the consummation of the transactions contemplated in this Agreement at the Closing on or before April 8, 2001, or such other dates as the parties hereto may agree in writing. To this end, commencing with the execution of this Agreement, KING and RSI agree to commence the preparation of, make diligent and expeditious application for, to follow upon, and to actively and diligently pursue all approvals, appointments, consents, licenses and permits, and the transfers of all licenses, appointments and permits, required to authorize the transactions contemplated in this Agreement and to enable RSI to purchase the Sale Assets.

                                   ARTICLE 10
                                KING'S COVENANTS

10.1 CONDUCT OF BUSINESS. From and after the Closing, except as contemplated by this Agreement or any schedule and exhibit hereto, KING will carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore, with the exception that KING will no longer sell the Products or utilize any of the Sale Assets.

                                   ARTICLE 11
                    CONDITIONS PRECEDENT TO RSI'S OBLIGATIONS

         All obligations of RSI under this Agreement are subject to the fulfillment to the reasonable satisfaction of RSI prior to or at the Closing of each of the following conditions:

11.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties made by KING and its Individuals in this Agreement, or in any exhibit, schedule, statement, list or certificate furnished pursuant hereto, or in connection with the transaction contemplated hereby, shall be true and correct when made and shall be true and correct at and as of the time of the Closing as though such Representations and Warranties were made at and as of such time.

11.2 PERFORMANCE BY KING. KING and the Individuals shall have performed and complied with all agreements, conditions and covenants required by this Agreement including the exhibits and schedules hereto to be performed or complied with by them prior to or at the Closing.

11.3 CONSENTS. KING shall have obtained all consents, permits, governmental approvals, and waivers necessary for consummation of the transactions contemplated by this Agreement.

11.4 CLAIMS, ETC. There shall not have been instituted or threatened in writing any claim, suit, action, proceeding or investigation against or involving KING, any of the Individuals, or any Affiliate, the outcome of which would, in RSI's judgment, have a material and adverse effect on KING's business, the Sale Assets or on the ability of KING or the Individuals to consummate the transactions contemplated by this Agreement, or threatening the legality, validity or enforceability of this Agreement.

11.5 PERMITS AND CONSENTS. RSI shall have received from any applicable federal, state and local authorities and others such licenses, permits, consents and approvals (or consents to the transfer thereof to RSI) as are required by law or as may be reasonably necessary for the consummation of the transactions contemplated hereunder and for RSI's continued operation of its business.

                                   ARTICLE 12
                              TERMINATION; REMEDIES

12.1 TERMINATION BY RSI. This Agreement may be terminated and canceled at any time prior to the Closing Date by RSI, upon written notice to KING, if:

         (a) Any of the representations or warranties of KING contained herein or in any exhibit or schedule hereto shall prove to be inaccurate or untrue in any material respect;

         (b) Any obligation, term or condition to be performed, kept or observed by KING hereunder or in any exhibits has not been performed, kept or observed in any material respect at or prior to the time specified herein or therein;

         (c) If KING or any of the Individuals were to breach their obligations to close the transaction contemplated hereunder, the parties acknowledge that it may be difficult or impossible to compute the damages that would be suffered by RSI. Accordingly, in the event of liability on the part of KING or any of the Individuals on account of any improper termination or failure to close as set forth herein, the parties acknowledge that the additional remedies of specific performance and injunctive relief shall be available to RSI.

                                   ARTICLE 13
                        NATURE AND SURVIVAL OF KING'S AND
                          INDIVIDUALS' REPRESENTATIONS

13.1 All statements contained in any certificate or other instrument delivered by or on behalf of the Individuals or KING pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations and warranties by the Individuals hereunder. All representations, warranties, and agreements made by the Individuals in this Agreement or pursuant hereto shall be deemed joint and several except as otherwise expressly stated and shall survive the closing hereunder.

                                   ARTICLE 14
                        SURVIVAL OF RSI'S REPRESENTATIONS

14.1 All representations, warranties and agreements made by RSI in this Agreement and pursuant hereto shall survive the closing hereunder.

                                   ARTICLE 15
                                  MISCELLANEOUS

15.1 INDEMNIFICATION OF BROKER. KING and each of the Individuals represent and warrant to RSI that no broker, finder, agent, banker or similar intermediary has acted on their behalf in connection with this Agreement or the transactions contemplated hereby and, there are no brokerage commissions, finders' fees, investment banking fees or similar fees or commissions payable in connection therewith based on any Agreement, arrangement or understanding with the RSI. KING and each of the Individuals agrees jointly and severally to indemnify and save RSI harmless from any claim or demand for commissions or other compensation by any broker, finder, agent, investment banker or similar intermediary, claiming to have been employed by or on behalf of any of them and to bear the cost of legal expenses incurred in defending against any such claim.

15.2 NOTICES. Any notice or other communication required or permitted hereunder shall be deemed given if in writing and delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by overnight air courier or facsimile transmission or, if mailed, two days after the date of deposit in the United States mails, as follows:

IF TO RSI:

         RSI Systems, Inc.
         5593 West 78th Street
         Suite F
         Minneapolis, MN 55439
         Attn:  John Harris

IF TO KING:

         KING Research, L.L.C.
         302 Grace Ln.
         Terrell, Texas 75160
         Facsimile:  469-293-5733

IF TO CLEM:

         302 Grace Ln.
         Terrell, Texas 75160
         Facsimile:  214-366-7707

IF TO SEARS:

         5209 Reflection Ct.
         Flower Mound, Texas 75022
         Facsimile:  214-366-7707

IF TO PRELL AND/OR DALLAS COMPUTER RECOVERY:

         3007 Cresthaven Ct.
         Grapevine, Texas 76051
         Facsimile:  817-481-2276

Any party may be given notice in accordance with this Section by any other party at another address or person for receipt of notices, if such party so designates such other person or address in writing in accordance with this Section 15, paragraph 15.2

15.3 PARTIAL INVALIDITY. Each part of this Agreement is intended to be separate. If any term, covenant, condition or provision hereof is illegal or invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the legality, validity or enforceability of the remaining parts of this Agreement and all such remaining parts hereto shall not be impaired or invalidated in any way, but shall be legal, valid and enforceable and have full force and effect as if the illegal, invalid, unenforceable part has not been included.

15.4 LAW GOVERNING AGREEMENT. This Agreement is made and entered into and is to be at least partially performed in Dallas County, Texas. It shall be interpreted, construed and enforced and its construction and performance shall be governed by the laws of the State of Texas applicable to Agreements made and to be performed entirely within such State without regard to principles of conflicts of laws, except to the extent that Federal law may apply. The parties hereto agree that venue of any suit or any cause of action in connection with this Agreement shall be MANDATORY in the District Courts of Dallas County, Texas.

15.5 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and Agreement of the parties hereto, and supersedes any and all prior understandings or other Agreements, either oral or in writing, if any, among such parties with respect to the subject matter hereof and contains all of the covenants and Agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no representations, inducements, or Agreements, oral or otherwise, have been made by such party, or anyone acting on behalf of such party, which are not embodied herein, and no other Agreement, statement or promise not contained in this Agreement shall be valid or binding. The parties hereto have had an opportunity to consult with their respective attorneys concerning the meaning and the import of this Agreement and each has read this Agreement, as signified by their signatures below, and is executing the same for the purposes and consideration herein expressed.

15.6 WAIVERS. No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach by any other party of any representation, warranty, covenant or Agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or Agreement contained in this Agreement (or in any other Agreement between the parties) as to which there is no inaccuracy or breach.

15.7 TAX CONSULTATION. Each Party acknowledges that it has had the opportunity to and has consulted with their own separate independent accounting and tax advisors in connection with the accounting and tax treatment for the transactions contemplated hereby and the tax ramifications thereof. Each Party shall bear all risk in connection with the accounting and tax treatment of the transactions contemplated by this Agreement and no Party is relying on the other Party in connection with the same.

15.8 VARIATIONS IN PRONOUNS. Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

15.9 HEADINGS. The headings used in this Agreement are for administrative purposes only and do not constitute substantive matter to be considered in construing the terms and shall not affect the interpretation of this Agreement. All references herein to Sections, subsections, and clauses, shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. A reference to an article or section will mean an article or section in this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. The terms "including" and "include" as used in this Agreement will be deemed to include the phrase "without limitation."

15.10 ATTORNEY'S FEES AND COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements, fees, together with interest thereon from the date of demand at the rate of twelve percent (12%) per annum in addition to any other relief to which it may be entitled.

15.11 REPRESENTATION BY COUNSEL. Each party acknowledges that it has had the opportunity to be represented by separate independent counsel in the negotiation of this Agreement, that any such respective attorneys were of its own choosing, that each authorized representative has read this Agreement and that he understands its meaning and legal consequences to each party. Each Party warrants and represents that he has consulted with his attorney of choice, or voluntarily chose not to do so, concerning the execution, the meaning and the import of this Agreement, and has read this Agreement and fully understands the terms hereof as signified by his signature below, and is executing the same of his own free will for the purposes and consideration herein expressed. Each Party warrants and represents that he has had sufficient time to consider whether to enter into this Agreement and that he is relying solely on his own judgment and the advice of his own counsel, if any, in deciding to execute this Agreement. Each Party warrants and represents that he has read this Agreement in its entirety and has consulted with his attorney, if any concerning the execution of this Agreement. If any or all Parties have chosen not to seek counsel, said party or parties hereby acknowledge that he or they refrained from seeking counsel entirely of his or their own volition and with full knowledge of the consequences of such a decision.

15.12 PRESUMPTION AGAINST SCRIVENER. Each party waives the presumption that this Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

15.13 CAPACITY. Each party represents and warrants that he has the authority to enter into this Agreement either on his own behalf or in an official capacity on behalf of a corporate party.

15.14 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

15.15 FURTHER ASSURANCES. At any time and from time to time after the date hereof, at the request of any Party, and without further consideration, every other party will execute and deliver such other and further instruments and documents, and take such other action as the other Party may reasonably deem necessary, convenient or desirable in order to more effectively assist any Party in exercising all rights with respect thereto, and carrying out the business, duties, and obligations created by this Agreement.

15.16 AMENDMENTS. This Agreement may not be modified, amended, superceded, cancelled, renewed or extended, except in writing, signed by the party or parties to be bound thereby or signed by their respective attorneys.

15.17 BINDING EFFECT AND ASSIGNMENT. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, officers, directors, Company, successors, agents, servants, employees, attorneys, and assigns. This Agreement and any rights hereunder are not assignable except by operation of law. Any other purported assignment shall be null and void. This Agreement shall inure to the benefit of and bind the Parties hereto and their respective legal representatives, successors, and permitted assigns.

15.18 COUNTERPARTS. This Agreement may be executed in several counterparts by one or more of the undersigned and all such counterparts so executed shall together be deemed and constitute one final Agreement, as if one document had been signed by all parties hereto; and each such counterpart shall be deemed an original, binding the parties subscribed hereto and multiple signature pages affixed to a single copy of this Agreement shall be deemed to be a fully executed original Agreement. Several counterparts consisting of multiple copies hereof each signed by less than all parties, but together signed by all parties shall constitute and be deemed a fully executed original Agreement.

15.19 CORPORATE AUTHORITY. KING and RSI represent and warrant to each other that each has previously taken the necessary corporate action authorizing the execution of this Agreement by their officer recited below.

15.20 INDEPENDENT CONTRACTORS. This Agreement shall not constitute KING or any of the Individuals and RSI as partners or joint ventures, nor shall KING or any of the Individuals be the agent or legal representative of RSI. No Party shall make any representation to the contrary.

         IN WITNESS THEREOF, the undersigned have executed this Agreement effective as of the date first above written.


RSI Systems, Inc.



---------------------------------
By:      John Harris
Its:     Chief Executive Officer

King Research, L.L.C.



---------------------------------
By:      Jeff Clem
Its:     Manager




----------------------------------
Jeff Clem, Individually



---------------------------------
Andrew Sears, Individually



----------------------------------
Mike Prell, Individually


Mike Prell,
         d/b/a Dallas Computer Recovery



--------------------------------
By:      Mike Prell
Its:     Owner

WARRANT No. W-K1
                                ----------------



                                RSI SYSTEMS, INC.



                          Common Stock Purchase Warrant



                           Dated as of April 12, 2001




     ----------------------------------------------------------------------

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----
1.   Exercise of Warrant..................................................    1
     1.1.     Manner of Exercise..........................................    1
     1.2.     When Exercise Effective.....................................    2
     1.3.     Delivery of Stock Certificates, etc.........................    2
     1.4.     Company to Reaffirm Obligations.............................    2
     1.5.     Payment by Application of Shares Otherwise
                Issuable..................................................    2
     1.6.     Tax Basis...................................................    2

2.   Common Stock Issuable Upon Exercise..................................    3

3.   Consolidation, Merger, etc...........................................    3
     3.1.     Adjustments for Consolidation, Merger, Sale
                of Assets, Reorganization, etc............................    3
     3.2.     Assumption of Obligations...................................    3

4.   Financial and Business Information...................................    3
     4.1.     Filings.....................................................    3
     4.2.     Notices of Corporate Action.................................    4

5.   Restrictions on Transfer.............................................    5
     5.1.     Restrictive Legends.........................................    5
     5.2.     Transfers to Comply With the Securities Act.................    5
     5.3.     Termination of Restrictions.................................    6

6.   Reservation of Stock, etc............................................    6

7.   Registration and Transfer of Warrants, etc...........................    6
     7.1.     Warrant Register; Ownership of Warrants.....................    6
     7.2.     Transfer of Warrants........................................    7
     7.3.     Replacement of Warrants.....................................    7
     7.4.     Adjustments To Warrant Quantity.............................    7
     7.5.     Fractional Shares...........................................    7

8.   Definitions..........................................................    7

9.   Remedies; Specific Performance.......................................   10

10.  No Rights or Liabilities as Shareholder..............................   10

11.  Notices..............................................................   10

12.  Amendments...........................................................   11

13.  Descriptive Headings, etc............................................   11

14.  Law Governing Agreement..............................................   11

     Signature............................................................   11

                                RSI SYSTEMS, INC.

                          Common Stock Purchase Warrant


                            Void After April 12, 2006


No. W-K1                                                  Minneapolis, Minnesota
                                                          April 12, 2001


         RSI SYSTEMS, INC. (the "Company"), a Minnesota corporation, for value received, hereby certifies that King Research, L.L.C., a Texas limited liability company, or registered assigns (the "Holder"), is entitled to purchase from the Company Seven Hundred Fifty Thousand (750,000) shares of Common Stock of the Company (the "Warrant Quantity") duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") at the purchase price per share of seventy cents ($0.70), at any time or from time to time prior to 5:00 p.m. Central Standard time, on April 12, 2006 (the "Expiration Date"), all subject to the terms, conditions and adjustments set forth below in this Warrant.

         This Warrant is the Warrant (the "Warrant", such term to include any such warrants issued in substitution therefor) originally issued in connection with the Asset Purchase Agreement, dated of even date herewith, by and among the Company, King Research, L.L.C and others (as amended or otherwise modified from time to time, the "Asset Purchase Agreement"). The Warrant originally so issued evidences the right to purchase a number of shares of Common Stock equal to the Warrant Quantity, subject to adjustment, if any, as provided herein. Certain capitalized terms used in this Warrant are defined in Section 8 any capitalized term not defined in Section 8 shall have the meaning ascribed in the Asset Purchase Agreement; references to an "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Warrant and references to a "Section" are, unless otherwise specified, to one of the Sections of this Warrant.

1.       EXERCISE OF WARRANT.

         1.1 MANNER OF EXERCISE. This Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day, by surrender of this Warrant to the Company at its principal office, accompanied by the Form of Subscription in substantially the form attached as Exhibit A to this Warrant (or a reasonable facsimile thereof) duly executed by the Holder and accompanied by payment, in cash, by wire transfer, certified or official bank check payable to the order of the Company, or in the manner provided in Section 1.5 (or by any combination of such methods), in the amount obtained by multiplying (a) the number of shares of Common Stock designated in such Form of Subscription by (b) $0.70, and such Holder shall thereupon be entitled to receive such number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities).

         1.2 WHEN EXERCISE EFFECTIVE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1. At such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise, as provided in Section 1.3, shall be deemed to have become the Holder or holders of record thereof.

         1.3 DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within ten Business Days thereafter, the Company at its expense (including the payment by it of any applicable transfer taxes) will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 7, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct,

                  (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares, including, if the Company so elects, fractional shares, of Common Stock (or Other Securities) to which such Holder shall be entitled upon such exercise plus, at the discretion of the Company, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Current Market Price per share on the Business Day next preceding the date of such exercise, and

                  (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Holder upon such exercise as provided in Section 1.1.

         1.4 COMPANY TO REAFFIRM OBLIGATIONS. The Company will, at the time of each exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

         1.5 PAYMENT BY APPLICATION OF SHARES OTHERWISE ISSUABLE. Upon any exercise of this Warrant, the Holder may, at its option, instruct the Company, by written notice accompanying the surrender of this Warrant at the time of such exercise, to apply to the payment required by Section 1.1 such number of the shares of Common Stock otherwise issuable to such Holder upon such exercise as shall be specified in such notice, in which case an amount equal to the excess of the aggregate Current Market Price of such specified number of shares on the date of exercise over the portion of the payment required by Section 1.1 attributable to such shares shall be deemed to have been paid to the Company and the number of shares issuable upon such exercise shall be reduced by such specified number.

         1.6 TAX BASIS. The Company and the Holder shall mutually agree as to the tax basis of this Warrant for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), and the treatment of this Warrant under the Code by each of the Company and the Holder shall be consistent with such agreement.



2. COMMON STOCK ISSUABLE UPON EXERCISE. This Warrant initially evidences the right to purchase a number of shares of Common Stock equal to the Warrant Quantity. The "Warrant Price" shall be fixed at $0.70 per share of Common Stock received upon exercise of this Warrant.

3.       CONSOLIDATION, MERGER, ETC.



         3.1 ADJUSTMENTS FOR CONSOLIDATION, MERGER, SALE OF ASSETS, REORGANIZATION, ETC. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder, upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Warrant Price in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such Holder would actually have been entitled as a shareholder upon such consummation if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for herein.




         3.2 ASSUMPTION OF OBLIGATIONS. Notwithstanding anything contained in the Warrant or in the Asset Purchase Agreement to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of
Section 3.1 unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume the obligations of the Company under this Warrant and the obligation to deliver to such Holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such Holder may be entitled to receive.

4.       FINANCIAL AND BUSINESS INFORMATION.

         4.1 FILINGS. During any period when the Company is a Public Company, the Company will file on or before the required date all required regular or periodic reports (pursuant to the Exchange Act) with the Commission and will deliver to the Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any registration statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by the Company with
(i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.

         4.2      NOTICES OF CORPORATE ACTION.  In the event of

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regular periodic dividend payable in cash out of earned surplus in an amount not exceeding the amount of the immediately preceding cash dividend for such period) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person, any transaction or series of transactions in which more than 50% of the Voting Securities of the Company are transferred to another Person or any transfer, sale or other disposition of all or substantially all the assets of the Company to any other Person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to the Holder a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, sale, disposition, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the date therein specified.

5.       RESTRICTIONS ON TRANSFER.

         5.1 RESTRICTIVE LEGENDS. Except as otherwise permitted by this Section 5, each Warrant (including each Warrant issued upon the transfer of any Warrant) shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. THIS WARRANT AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT."

Except as otherwise permitted by this Section 5, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN CERTAIN COMMON STOCK PURCHASE WARRANTS ISSUED BY RSI SYSTEMS, INC., PURSUANT TO THE COMMON STOCK PURCHASE WARRANT, DATED APRIL 12, 2001. A COMPLETE AND CORRECT COPY OF THE FORM OF SUCH WARRANT IS AVAILABLE FOR

         INSPECTION AT THE PRINCIPAL OFFICE OF RSI SYSTEMS, INC., OR AT THE OFFICE OR AGENCY MAINTAINED BY RSI SYSTEMS, INC., AS PROVIDED IN SUCH WARRANTS AND WILL BE FURNISHED TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE."

         5.2 TRANSFER TO COMPLY WITH THE SECURITIES ACT. Restricted Securities may not be sold, assigned, pledged, hypothecated, encumbered or in any manner transferred or disposed of, in whole or in part, except in compliance with the provisions of the Securities Act and state securities or Blue Sky laws and the terms and conditions hereof.

         5.3 TERMINATION OF RESTRICTIONS. The restrictions imposed by this
Section 5 on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities are sold pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (c) when, in the opinion of both counsel for the Holder and counsel for the Company, such restrictions are no longer required or necessary in order to protect the Company against a violation of the Securities Act upon any sale or other disposition of such securities without registration thereunder. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the Holder shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing the applicable legends required by Section 5.1.

6. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon exercise of this entire Warrant at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof, and, in the case of all securities, shall be free from all taxes, liens, security interests, encumbrances, preemptive rights and charges. The transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of any of the purchase rights represented by this Warrant, are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be requisite for such purpose. The Company shall keep copies of this Warrant on file with the Transfer Agent for the Common Stock and with every subsequent Transfer Agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company shall supply such Transfer Agent with duly executed stock certificates for such purpose. All Warrant certificates surrendered upon the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of shares of stock that have been issued upon the exercise of such Warrants. Subsequent to the Expiration Date, no shares of stock need be reserved in respect of any unexercised Warrant.

7.       REGISTRATION AND TRANSFER OF WARRANTS, ETC.

         7.1 WARRANT REGISTER; OWNERSHIP OF WARRANTS. Each Warrant issued by the Company shall be numbered and shall be registered in a warrant register (the "Warrant Register") as it is issued and transferred, which Warrant Register shall be maintained by the Company at its principal office or, at the Company's election and expense, by a Warrant Agent or the Company's transfer agent. The Company shall be entitled to treat the registered Holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other Person, and shall not be affected by any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes. Subject to Section 9, a Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

         7.2 TRANSFER OF WARRANTS. Subject to compliance with Section 5, this Warrant and all rights hereunder are transferable in whole or in part, without charge to the Holder hereof, upon surrender of this Warrant with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company. Upon any partial transfer, the Company shall at its expense issue and deliver to the Holder a new Warrant of like tenor, in the name of the Holder, which shall be exercisable for such number of shares of Common Stock with respect to which rights under this Warrant were not so transferred.

         7.3 REPLACEMENT OF WARRANTS. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender of such Warrant to the Company at its principal office and cancellation thereof, the Company at its expense shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

         7.4 ADJUSTMENTS TO WARRANT QUANTITY. Notwithstanding any adjustment in the Warrant Quantity or in the number or kind of shares of Common Stock purchasable upon exercise of this Warrant, any Warrant theretofore or thereafter issued may continue to express the same number and kind of shares of Common Stock as are stated in this Warrant, as initially issued.

         7.5 FRACTIONAL SHARES. Notwithstanding any adjustment pursuant to any provision of this Warrant, the Company may, but shall not be required to, issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company shall make payment to the Holder, at the time of exercise of this Warrant as herein provided, in an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the date of Warrant exercise.

8. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                  ADDITIONAL SHARES OF COMMON STOCK: All shares (including treasury shares) of Common Stock issued or sold by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than

                  (a) shares issued upon the exercise of the Warrant,

                  (b) such additional number of shares as may become issuable upon the exercise of the Warrant by reason of adjustments required pursuant to provisions applicable to the Warrant as in effect on the date hereof,

                  (c) shares, warrants, options and other securities issued at any time to the Holder or any Affiliate thereof.

                  AFFILIATE: Any person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the applicable person. For purposes of this definition "control" has the meaning specified in Rule 12b-2 under the Exchange Act.

                  BUSINESS DAY: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of Nevada are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

                  CODE:  As defined in Section 1.6.

                  COMMISSION: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  COMMON STOCK: As defined in the introduction to this Warrant, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

                  COMPANY: As defined in the introduction to this Warrant, such term to include any corporation, which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3.

                  CONVERTIBLE SECURITIES: Any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  EXPIRATION DATE: As defined in the introduction to this Warrant.

                  HOLDER:  As defined in the introduction to this Warrant.

                  CURRENT MARKET PRICE: On any date specified herein, the amount per share of the Common Stock, equal to (a) the last reported sale price of such Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices thereof regular way on such date, in either case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted for trading, or (b) if such Common Stock is not then listed or admitted for trading on any national securities exchange but is designated as a national market system security by the NASD, the last reported trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted for trading on any national exchange or quoted in the over-the-counter market, the higher of (x) the book value thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within 60 days preceding the date as of which the determination is to be made and (y) the fair value thereof (as of a date which is within 20 days of the date as of which the determination is to be made) determined in good faith by the Board of Directors of the Company.

                  NASD:  The National Association of Securities Dealers, Inc.

                  OTHER SECURITIES: Any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise), which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

                  PERSON: An individual, firm, partnership, corporation, professional corporation, trust, joint venture, association, joint stock company, limited liability company, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof, and shall include any successor (by merger or otherwise) of such entity.

                  RESTRICTED SECURITIES: (a) any Warrants bearing the applicable legend set forth in Section 5.1, (b) any shares of Common Stock (or Other Securities) issued or issuable upon the exercise of Warrants which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section, and (c) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section.

                  SECURITIES ACT: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  VOTING SECURITIES: Stock of any class or classes (or equivalent interests), if the Holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency.

                  WARRANT:  As defined in the introduction to this Warrant.

                  WARRANT PRICE:  As defined in Section 2.

                  WARRANT QUANTITY: As defined in the introduction to this Warrant.

9. REMEDIES; SPECIFIC PERFORMANCE. The Company stipulates that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereto in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

10. NO RIGHTS OR LIABILITIES AS SHAREHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the Holder as a shareholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

11. NOTICES. Any notice or other communication required or permitted hereunder shall be deemed given if in writing and delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by overnight air courier or facsimile transmission or, if mailed, two days after the date of deposit in the United States mail, as follows:

IF TO KING RESEARCH, L.L.C.:

         302 Grace Ln.
         Terrell, Texas  75160
         Facsimile:        469-293-5733

IF TO RSI SYSTEMS, INC.:

         5593 West 78th Street, Suite F
         Minneapolis, Minnesota  55439
         Attn:    John Harris

Any party may be given notice in accordance with this Section by any other party at another address or person for receipt of notices, if such party so designates such other person or address in writing in accordance with this Section 11. The

Company shall give Notice to any subsequent Holder at such address as it appears in the Warrant Register.


All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid; provided, that the exercise of any Warrant shall be effective in the manner provided in Section 1.

12. AMENDMENTS. This Warrant and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.

13. DESCRIPTIVE HEADINGS, ETC. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Warrant otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant, and Section and paragraph references are to the Sections and paragraphs of this Warrant unless otherwise specified; (4) the word "including" and words of similar import when used in this Warrant shall mean "including, without limitation," unless otherwise specified; (5) "or" is not exclusive; and (6) provisions apply to successive events and transactions.

14. LAW GOVERNING AGREEMENT. This Agreement shall be interpreted, construed and enforced and its construction and performance shall be governed by the laws of the State of Minnesota without regard to principles of conflicts of laws, except to the extent that Federal law may apply.



RSI Systems, Inc.



------------------------------------
By:      John Harris
Its:     Chief Executive Officer

                                                                       Exhibit A
                                                                       ---------

                              FORM OF SUBSCRIPTION
                              --------------------


                 [To be executed only upon exercise of Warrant]


To:  RSI Systems, Inc.

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ________________* shares of Common stock of RSI Systems, Inc. and herewith makes payment of $

_________________________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _______________________, whose address is ________________________________________



------------------------------------------------------------------------------



Dated:
      ------------------     ---------------------------------------------------
                             (Signature must conform in all respects to the name of holder as specified on the face of Warrant)


                             ---------------------------------------------------
                                              (Street Address)


                             ---------------------------------------------------
                                         (City) (State) Zip Code)






-----------------------
* Insert here the number of shares called for on the face of this Warrant (or, in the case of partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for any other securities or property or cash which, pursuant to the adjustment provision of this Warrant, may be delivered upon exercise. In the case of partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the Warrant, to the holder surrendering the Warrant.

                                                                       Exhibit B
                                                                       ---------

                               FORM OF ASSIGNMENT
                               ------------------


                [To be executed only upon assignment of Warrant]


For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto _______________________________________

the right represented by such Warrant to purchase ______________________________

shares of Common Stock of RSI Systems, Inc. to which such Warrant relates, and appoints _______________________________________, Attorney to make such transfer on the books of RSI Systems, Inc., maintained for such purpose, with full power of substitution in the premises.



Dated:
      ------------------     ---------------------------------------------------
                             (Signature must conform in all respects to the name of holder as specified on the face of Warrant)


                             ---------------------------------------------------
                                                 (Street Address)


                             ---------------------------------------------------
                                             (City) (State) Zip Code)


Signed in the presence of:


--------------------------------------

--------------------------------------
            (printed name)